Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

October 29, 2025

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Introductory. The William Carter Company, a Massachusetts corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities LLC and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $575,000,000 aggregate principal amount of the Company’s 7.375% Senior Notes due 2031 (the “Notes”). J.P. Morgan Securities LLC has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of November 13, 2025 (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Carter’s, Inc., a Delaware corporation (the “Parent Guarantor”), and the other guarantors listed on the signature pages hereto and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively with the Parent Guarantor and the other guarantors listed on the signature pages hereto, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

This Purchase Agreement (this “Agreement”), the DTC Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 28, 2025 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated October 29, 2025 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Preliminary Offering Memorandum,” “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company and the Guarantors hereby confirm their agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, as the case may be, it being acknowledged and agreed that the only such written information is as set forth in Section

8(b) hereof. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum and any amendment or supplement thereto in accordance with Section 3(a).

(e) Company Additional Written Communications. Neither the Company, the Guarantors nor any of their respective agents and representatives have prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company and Guarantors or their respective agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication, it being acknowledged and agreed that only such written information is as set forth in Section 8(b) hereof.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package and the Final Offering Memorandum, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h) The DTC Agreement. The DTC Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the forms contemplated by the Indenture and have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto pursuant to Section 3(a)), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto pursuant to Section 3(a)): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in management, the financial condition or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Parent Guarantor and its subsidiaries, considered as one entity or on the performance by the Company and the Guarantors of their obligations under the Transaction Documents (any such change is called a “Material Adverse Change”); and (ii) the Parent Guarantor and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement.

(m) Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and incorporated by reference in the Offering Memorandum is an independent registered public accounting firm with respect to the Parent Guarantor and its subsidiaries within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by PwC to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Parent Guarantor.

(n) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Summary–Summary Historical Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum. The statistical and market-related data and forward-looking statements included or incorporated by reference in the Offering Memorandum are based on or derived from sources that the Parent Guarantor and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) Incorporation and Good Standing of the Parent Guarantor and its Subsidiaries. Each of the Parent Guarantor and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable (in jurisdictions where such concepts exist), and has all power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Parent Guarantor and each of its subsidiaries is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required (in jurisdictions where such concept exists), whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Parent Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Parent Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum. The Parent Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Parent Guarantor nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any law or statute applicable to the Company, the Parent Guarantor or any of their respective subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Parent Guarantor or any of their respective subsidiaries, except, in the case of clauses (i), (ii) and (iii) above, for such violations or Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate, partnership or limited liability company, as applicable, action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Parent Guarantor or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent Guarantor or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not in any material respect result in any violation of any law, administrative regulation or administrative or court decree applicable to the Parent Guarantor or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect or such as may be required under the Securities Act, or the applicable securities laws of the several states of the United States or provinces of Canada. As used herein, a “Debt Repayment Triggering

Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent Guarantor or any of its subsidiaries.

(q) No Material Actions or Proceedings. Except as disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s and the Guarantors’ knowledge, threatened against or affecting the Parent Guarantor or any of its subsidiaries, or which has as the subject thereof any property owned or leased by, the Parent Guarantor or any of its subsidiaries, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Parent Guarantor or any of its subsidiaries, exists or, to the Company’s and the Guarantors’ knowledge, is threatened or imminent, except for such disputes that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(r) Intellectual Property Rights. The Parent Guarantor and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Parent Guarantor nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(s) All Necessary Permits, etc. The Parent Guarantor and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Parent Guarantor nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(t) Title to Properties. The Parent Guarantor and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) hereof (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Offering Memorandum and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Parent Guarantor or any of its subsidiaries are held, to the Company’s knowledge, under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Parent Guarantor or such subsidiary.

(u) Tax Law Compliance. The Parent Guarantor and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in each case, where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Parent Guarantor has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Parent Guarantor or any of its subsidiaries has not been finally determined.

(v) Company and Guarantors Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of the proceeds as described in the Offering Memorandum will be, an “investment company” within the meaning of the Investment Company Act.

(w) Insurance. Each of the Parent Guarantor and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Parent Guarantor and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes, except where failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and the Guarantors have no reason to believe that the Parent Guarantor or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(x) No Price Stabilization or Manipulation. None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y) Solvency. The Company and the Guarantors, taken as a whole, are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital in relation to the business of such person contemplated as of the date hereof.

(z) Compliance with Sarbanes-Oxley. The Parent Guarantor and its subsidiaries and their respective officers and directors are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(aa) Accounting System. The Parent Guarantor and its subsidiaries maintain a system of accounting controls that is in compliance in all material respects with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Disclosure Controls and Procedures. The Parent Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent Guarantor and its subsidiaries is made known to the chief executive officer and chief financial officer of the Parent Guarantor by others within the Parent Guarantor or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Parent Guarantor’s auditors and the Audit Committee of the Board of Directors of the Parent Guarantor have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of the Parent Guarantor’s internal control over financial reporting which could adversely affect the Parent Guarantor’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Parent Guarantor’s internal control over financial reporting; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in the Parent Guarantor’s internal control over financial reporting that are reasonably likely to materially affect the Parent Guarantor’s internal control over financial reporting, including any corrective actions with regard to any significant deficiencies and material weaknesses.

(cc) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd) Compliance with and Liability Under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Parent Guarantor and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business as presently conducted, properties and facilities of the Parent Guarantor or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Parent Guarantor nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Parent Guarantor or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Parent Guarantor has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Parent Guarantor or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Company’s and the Guarantors’ knowledge, threatened against the Parent Guarantor or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Parent Guarantor nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) to the Company’s and the Guarantors’ knowledge, no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Parent Guarantor or any of its subsidiaries; and (vi) to the Company’s and the Guarantors’ knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Parent Guarantor or any of its subsidiaries, including without limitation, any such liability which the Parent Guarantor or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental

Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(ee) ERISA Compliance. Except as disclosed in the Offering Memorandum or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Parent Guarantor and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Parent Guarantor, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all respects with the applicable ERISA requirements and, to the knowledge of the Company and the Guarantors, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Parent Guarantor, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all respects with ERISA. “ERISA Affiliate” means, with respect to the Parent Guarantor or its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Parent Guarantor or such subsidiary is a member, (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Parent Guarantor, its subsidiaries or any of their ERISA Affiliates, (iii) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Parent Guarantor, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), (iv) neither the Parent Guarantor, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code, and (v) each “employee benefit plan” established or maintained by the Parent Guarantor, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Company and the Guarantors, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff) Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s and the Guarantors’ knowledge, threatened against the Parent Guarantor or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s and the Guarantors’ knowledge, threatened, against the Parent Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s and the

Guarantors’ knowledge, threatened against the Parent Guarantor or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Parent Guarantor or any of its subsidiaries and, to the Company’s and the Guarantors’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(gg) Related Party Transactions. No material relationship, direct or indirect, exists between or among any of the Company or any controlled affiliate of the Company or Parent Guarantor, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any controlled affiliate of the Company or Parent Guarantor, on the other hand, which is required by the Securities Act to be disclosed pursuant to Item 404 of Regulation S-K which is not so disclosed in the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any controlled affiliate of the Company or Parent Guarantor to or for the benefit of any of the officers or directors of the Company or any controlled affiliate of the Company or Parent Guarantor or any of their respective family members.

(hh) No Unlawful Contributions or Other Payments. Neither the Parent Guarantor nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any representative, director, officer, agent, employee or affiliate of the Parent Guarantor or any of its subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010 (the “Bribery Act”), or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other applicable anti-bribery or anti-corruption law) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery or anti-corruption law or (ii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment and the Parent Guarantor, its subsidiaries and, to the knowledge of the Company and the Guarantors, their affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act, and the other applicable anti-bribery or anti-corruption laws, and have instituted and maintain, and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii) No Conflict with Money Laundering Laws. The operations of the Parent Guarantor and its subsidiaries are and have been conducted for the last five years in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(jj) No Conflict with Sanctions Laws. Neither the Parent Guarantor nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any representative, director, officer, agent, employee or affiliate of the Parent Guarantor or any of its subsidiaries is an individual or entity (“Person”) that is currently the target of or subject to any sanctions administered or enforced by the U.S. government, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union (or any of its Member States), His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is in Cuba, Iran, North Korea, the Crimea, so-called Donetsk People’s republic, so-called Luhansk People’s Republic, and the non-government controlled areas of the Kherson and Zaporizhzhia region of Ukraine or in any other country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company, the Guarantors, and their respective subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person that, at the time of such dealing or transaction, is or was the subject or target of Sanctions or with or in any country or territory that is or was the target or subject of Sanctions.

(kk) Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Parent Guarantor is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(ll) Cyber Security; Data Protection. The Parent Guarantor’s, the Company’s and the Guarantors’ and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Parent Guarantor to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Parent Guarantor and its subsidiaries as currently conducted and, to the Parent Guarantor’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Parent Guarantor and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and all information and data processed or stored in connection with their businesses, including all personal, personally identifiable, sensitive, confidential or regulated information and data (“Protected Data”). There have been no known material breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to the IT Systems and Protected Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any known material incidents under internal review or investigation relating to the same. The Parent Guarantor and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.

(mm) Capitalization. At September 27, 2025, on a consolidated basis and on an “as adjusted” basis after giving effect to the issuance and sale of the Securities pursuant hereto, the Parent Guarantor would have the capitalization with respect to long-term debt, cash and cash equivalents and stockholders’ equity as set forth in the Offering Memorandum under the caption “Capitalization”.

(nn) No Broker’s Fees. Neither the Parent Guarantor, the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fees or like payment in connection with the offering and sale of the Securities.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Pricing Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 99.000% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP located in New York City (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on November 13, 2025, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at the offices of Simpson Thacher & Bartlett LLP located in New York City (or such other place as may be agreed to by the Company and the Representative). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it will offer and sell the Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement except as contemplated below, in which case the Company shall have previously furnished a copy of such proposed amendment or supplement to the Representative and the Representative shall not have objected. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement a reasonable period of time prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof), furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE (as defined below) reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of the Securities and prospective purchasers of the Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d); provided, however, that the filing of any such required information by the Parent Guarantor (if the Parent Guarantor continues to hold all of the equity of the Company and has no material assets or liabilities other than guarantees of the debt that appears on the consolidated balance sheet of the Parent Guarantor and its subsidiaries) with the Commission shall be deemed to satisfy this clause (g).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 60 days following the date hereof, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any long-term debt securities of the Company that are not (by their terms) convertible into equity securities or securities exchangeable for or convertible into long-term debt securities of the Company that are not (by their terms) convertible into equity securities (other than as contemplated by this Agreement).

(i) Future Reports to the Initial Purchasers. At any time when the Parent Guarantor is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l) No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been acquired by any of them.

(m) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the marketing of the offering of the Securities. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from PwC, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. During the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section15E of the Exchange Act.

(c) Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors. On the Closing Date, the Initial Purchasers shall have received the favorable opinions of King & Spalding LLP (as to New York, Delaware and Florida law), and Paul Hastings LLP (as to Massachusetts law) and 10b-5 statement of King & Spalding LLP, counsel for the Company and the Guarantors, dated as of such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(d) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Chief Financial Officer’s Certificate. On the date hereof and on the Closing Date, the Initial Purchasers shall have received a certificate of the chief financial officer of the Parent Guarantor, dated the respective dates of delivery thereof, with respect to certain financial data contained in the Pricing Disclosure Package and the Final Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Initial Purchasers.

(g) Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request. in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) DTC. The Securities shall be eligible for clearance and settlement through the Depositary.

(k) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted under Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and officers, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described in this Section 8(b); and to reimburse the Company, any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the third paragraph, the first and second sentences of the twelve paragraph, and thirteenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable (other than reasonable costs of investigation) to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each relevant jurisdiction)), which shall be selected by the Representative (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party (if so required) within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, affiliate and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer or employee of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i)(x) trading or quotation in any of the Company’s or Parent Guarantor’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange (the “NYSE”), or (y) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company or the Parent Guarantor shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company or the Parent Guarantor regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10, shall be without liability on the part of (x) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (y) any Initial Purchaser to the Company, or (z) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers, affiliates, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

Facsimile: (212) 270-1063

Attention: Gregory Spier

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention:	David Azarkh, Esq.; John O’Connell, Esq.

If to the Company or the Guarantors:

The William Carter Company

Phipps Tower

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

Facsimile: (404) 892-0968

Attention:	Richard F. Westenberger,
Chief Financial Officer & Chief Operating Officer, Treasurer
Antonio D. Robinson
Chief Legal & Compliance Officer, Secretary & Clerk

with a copy to:

King & Spalding LLP

1290 Avenue of the Americas, 14th Floor

New York, NY 10104

Attention: Elizabeth Morgan

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement. Neither the Company nor the Guarantors shall be required to reimburse any such defaulting Initial Purchasers for any expenses under Sections 4, 6, 8 and 9 hereof.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) as amended), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. This Agreement may, if agreed by the Representative, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Representative of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Representative is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Representative pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Representative has agreed to accept such Electronic Signature, the Representative shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Representative any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THE WILLIAM CARTER COMPANY as the Company

By:	/s/ Richard F. Westenberger
Name:	Richard F. Westenberger
Title:	Chief Financial Officer & Chief Operating Officer, Treasurer

CARTER’S, INC.
as the Parent Guarantor

By:	/s/ Richard F. Westenberger
Name:	Richard F. Westenberger
Title:	Chief Financial Officer & Chief Operating Officer

OSHKOSH B’GOSH, INC.
CARTER’S RETAIL, INC.
TWCC PRODUCT DEVELOPMENT AND
SALES, INC.
CARTER’S GIFTCARD COMPANY, INC.
SKIP HOP HOLDINGS, INC.
SKIP HOP, INC.
as Guarantors

By:	/s/ Richard F. Westenberger
Name:	Richard F. Westenberger
Title:	Chief Financial Officer & Chief Operating Officer and Treasurer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

J.P. Morgan Securities LLC
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:	J.P. Morgan Securities LLC

By:	/s/ Tyson Moore
Title:	Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$201,250,000
BofA Securities, Inc.	$161,000,000
PNC Capital Markets LLC	$63,250,000
Truist Securities, Inc.	$63,250,000
HSBC Securities (USA) Inc.	$43,125,000
U.S. Bancorp Investments, Inc.	$43,125,000
Total	$575,000,000

Schedule A-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1